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                                                                   EXHIBIT 10.37


                               W. Fred Williams
                               105 Ashlawn Court
                               Franklin, TN 37064
                                 (615) 794-6361
                             fred.williams@home.com
                             ----------------------

                               September 5, 2000

Hand Delivered
--------------
Mr. Craig Macnab
Chief Executive Officer
JDN Realty Corporation
359 East Paces Ferry Road, N. E.
Suite 400
Atlanta, GA  30305

Hand Delivered
--------------
Mr. John D. Harris
Vice President
JDN Development Company, Inc.
359 East Paces Ferry Road, N. E.
Suite 400
Atlanta, GA  30305

Re:  Termination of Employment

Dear Craig and Jay:

     This letter constitutes notification of the resignation of the undersigned as President and Director of JDN Development Company, Inc. effective October 5, 2000.

     In accordance with my previous conversations with Craig, I will work toward a smooth transition of my responsibilities to those individuals that will undertake the duties of the President and Director of JDN Development Company, Inc. Please advise me as to what actions you desire me to take to effectuate this transition.

                                Sincerely,



                                /s/ W. Fred Williams
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                                W. Fred Williams
                               105 Ashlawn Court
                               Franklin, TN 37064
                                 (615) 794-6361
                              (615) 794-2060 (Fax)
                             fred.williams@home.com
                             ----------------------

                                October 2, 2000

Mr. Craig Macnab
Chief Executive Officer
359 East Paces Ferry Road, NE
Atlanta, GA  30305

Re: W. Fred Williams Consulting Agreement

Dear Craig:

    Based upon our conversations over the past few days, the following is my understanding of the basic terms and conditions of the consulting arrangement with JDN Development Company, Inc. ("JDN") and the W. Fred Williams ("Williams"):

1. Williams will consult with JDN on certain projects assigned to and accepted by Williams from JDN for the period beginning October 1, 2000 and ending December 31, 2000.

2. As consideration for the consulting services performed by Williams hereunder, JDN will pay Williams the sum of $25,000 per month on or before the last day of each month. To the extent required by the Tax Code, JDN will withhold taxes on said amount.

3. JDN will pay Williams the bonus earned by Williams for the period of employment from March 7, 2000 until September 30, 2000 in the amount of $175,000 net of the required withholding on or about October 14, 2000. In addition to the compensation described in paragraph 2, commencing on October 1, 2000 and ending on December 31, 2000, JDN will also pay Williams as a bonus an additional $24,000 for each month or partial month Williams consults with JDN.

4. JDN, at its expense, will provide Williams with a company vehicle through December 31, 2000.

5. JDN will reimburse Williams for all business expenses incurred in connection with the performance of consulting services to JDN performed in accordance herewith.

6. On or before December 31, 2000, Williams will sell his stock in JDN to Craig Macnab for an amount to be determined.
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7.  Williams will relinquish the restricted stock in JDN Realty Corporation awarded to him but will receive the dividend for the third quarter of 2000.

8. JDN hereby agrees that the Non-Competition Agreement made by Williams as set forth in that certain Employment Agreement between JDN and Williams dated March 7, 2000 (the "Employment Agreement") is hereby terminated and Williams shall have the right to compete with JDN.

9. JDN hereby agrees to indemnify Williams while acting as a consultant to JDN to the same extent that JDN indemnified Williams while acting as an officer and employee of JDN. The indemnity provisions contained in Section 11 of the Employment Agreement shall apply to Williams while acting as a consultant hereunder. For the purpose of this letter, the indemnity provisions contained in Section 11 of the Employment Agreement are modified from and after September 30, 2000 by substituting "consultant" for "employee" where applicable in order to provide Williams indemnification from JDN while acting as a consultant on its behalf in accordance herewith.

10. In the event Williams is required to participate in any administrative or judicial proceeding involving JDN, JDN agrees to pay Williams for the time required for preparation and participation in such proceeding and any expenses, including attorney fees, incurred in connection with such participation.

11. JDN and Williams will negotiate in good faith to enter into an agreement whereby Williams will perform certain specific project related assignments for JDN for a fee based upon the performance of the assignment, e.g. the sale or joint venture of Hamilton, NJ. In the event an agreement is not reached by December 31, 2000, neither JDN nor Williams shall be obligated to further negotiate such an agreement.

12. Williams will elect Craig Macnab as a director of JDN.

13. JDN acknowledges that Williams will not be required to work full time or be located in JDN's Atlanta office in order to perform the consulting services described herein. JDN further acknowledges that Williams will be on vacation from October 13, 2000 to October 23, 2000, and the Thanksgiving and Christmas holidays.

    If the above summary of the terms and conditions of the agreement between Williams and JDN for consulting services correctly states your understanding of our agreement, please indicate your agreement by signing on the line provided below and returning one fully executed original to Williams.

                                  Sincerely,



                                  /s/ W. Fred Williams
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The above summary of the terms and conditions of the agreement between Williams and JDN for consulting services is agreed to and approved.

JDN Development Company, Inc.

By: /s/ Craig Macnab
    -----------------
Title: Director